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August 6, 2004


Block Financial Corporation
H&R Block, Inc.
4400 Main Street
Kansas City, Missouri 64111

Dear Ladies and Gentlemen:

      We have acted as special counsel to Block Financial Corporation, a Delaware corporation ("BFC"), and H&R Block, Inc., a Missouri corporation ("HRB"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), relating to the registration by (i) BFC of $1,000,000,000 aggregate original principal amount of debt securities (the "Securities") and (ii) HRB of its guarantee of payment of principal, premium, if any, and interest on the Securities (the "Guarantee"). The Registration Statement provides that the Securities may be issued in one or more series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement (collectively, the "Prospectus"). The Securities will be issued under an indenture between BFC, HRB and Bankers Trust Company, as trustee for BFC's $250,000,000 6.75% senior notes due 2004, and The Bank of New York, as trustee for BFC's $500,000,000 8.50% senior notes due 2007, which is incorporated by reference in the Registration Statement (the "Indenture"). Any future series of Securities issued under the Indenture may have a separate trustee.

      In reaching the conclusions expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and other documents as we have deemed necessary or appropriate for purposes of this opinion letter, including, without limitation, (i) the charters and bylaws of BFC and HRB; (ii) records of corporate proceedings of both BFC and HRB; (iii) the Indenture; and (iv) such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth herein. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate laws of the States of Missouri, Delaware and New York, and the federal law of the United States of America.

      For purposes of the opinions expressed below, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies;
(iii) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and



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H&R Block, Inc.
August 6, 2004


delivery of documents by BFC or HRB); (iv) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (vi) a prospectus supplement will have been filed with the SEC describing the Securities offered thereby; and (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement. The opinions assume that the provisions of the charters and bylaws of BFC and HRB will not be amended after the date hereof.

      Our opinions below that any document is valid, binding or enforceable is qualified as to: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws generally affecting the rights of creditors or secured parties; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions, which may be limited on public policy grounds;
(iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (iv) provisions of law that require a judgment for money damages rendered by a court in the United States of America to be expressed only in U.S. dollars.

      Based upon the foregoing and subject to the limitations, qualifications, and exceptions set forth herein, we are of the opinion that:

      1. the Securities have been duly authorized by all necessary corporate action by BFC and the Guarantee has been duly authorized by all necessary corporate action of HRB; and

      2. when the final terms of the Securities and the Guarantee have been duly established and approved and have been duly executed, authenticated (in the case of the Securities) and delivered against consideration therefor as contemplated in the Registration Statement, such Securities and Guarantee will constitute valid and legally binding obligations of BFC and HRB, respectively, and the registered holders of such Securities will be entitled to the benefits of the Indenture.

      We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.



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H&R Block, Inc.
August 6, 2004
Page 3


                          Very truly yours,

                          /s/ STINSON MORRISON HECKER LLP